Exhibit 99.1

EVgo Inc. Reports Fourth Quarter and Full Year 2022 Results

●	Revenue grew to $27.3 million in the fourth quarter, representing an increase of 283% year-over-year driven by increasing throughput and execution of Pilot Flying J contract.
●	For the full year 2022, revenue grew to $54.6 million, an increase of 146% over 2021.
●	Network throughput reached 14.4 Gigawatt-hours (“GWh”) in the fourth quarter, an increase of 76% year-over-year.
●	2022 network throughput of 44.6 GWh grew 69% over 2021.
●	Ended the fourth quarter with over 2,800 stalls in operation or under construction, with more than 180 new stalls added to the EVgo network during the quarter and approximately 670 added during 2022.
●	Added approximately 59,000 new customer accounts in the fourth quarter and approximately 224,000 during 2022, reaching approximately 553,000 overall at the end of 2022.

Los Angeles – March 30, 2023 – EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2022. Management will host a conference call today at 11:00 a.m. ET / 8:00 a.m. PT to discuss EVgo’s results and other business highlights.

Revenue increased to $27.3 million in the fourth quarter of 2022, compared to $7.1 million in the fourth quarter of 2021, representing 283% year-over-year growth. For the full year 2022, revenue increased to $54.6 million, compared to $22.2 million for the full year 2021, an increase of 146% year-over-year and at the high end of the Company’s revenue guidance range. Revenue growth was primarily driven by retail charging, eXtend, and ancillary revenues.

Network throughput increased to 14.4 GWh in the fourth quarter of 2022, compared to 8.2 GWh in the fourth quarter of 2021, representing 76% year-over-year growth. For the full year 2022, network throughput reached 44.6 GWh, reflecting growth of 69% year-over-year. The Company added approximately 59,000 new customer accounts during the fourth quarter, bringing the overall number of customer accounts to approximately 553,000 at quarter-end, an increase of approximately 63% year-over-year.

“In 2022 EVgo achieved record revenue reflecting the continued growth of EVgo’s ultra-fast DC charging network, blue-ribbon partnerships, and industry-leading technology offerings,” said Cathy Zoi, EVgo’s CEO. “EVgo remains focused on operational excellence and continuing to strengthen our network by adding new fast charging locations and upgrading stalls on our public network. Committed to creating a seamless charging experience for EV drivers and fleet operators, EVgo added new technology features like Autocharge+, PlugShare Premium, charging with Amazon Alexa, and we expanded EVgo AdvantageTM and EVgo OptimaTM. We expect 2023 will be another banner year for EVgo as we expand our network and revenue base, and deliver financial results that demonstrate discipline, agility, and innovation in serving the rapidly growing EV sector.”

Business Highlights

●	Stall Development: The Company ended the fourth quarter of 2022 with over 2,800 stalls in operation or under construction. EVgo added more than 180 new DC fast charging stalls to its network during the quarter and approximately 670 for the year.
●	Active Engineering and Construction (E&C) Stall Development Pipeline: The Company’s pipeline grew to approximately 4,000 stalls as of the end the fourth quarter of 2022 versus approximately 3,100 at the end of the fourth quarter of 2021.
●	EVgo eXtendTM: During the fourth quarter, the Company began delivery of charging equipment for projects under the Pilot Flying J/GM program.
●	EVgo ReNewTM: In 2022 EVgo launched ReNew, an enhanced maintenance and upgrade program designed to ensure stations across the EVgo network meet its quality and technology standards. For the year, the Company upgraded more than 100 stalls and retired approximately 160 stalls.
●	EVgo Autocharge+: After its nationwide launch in September 2022, Autocharge+ is nearing 10% of total charging sessions initiated in recent months.
●	Fleet Partnerships: EVgo expanded its project development portfolio with an autonomous vehicle company, added a national food and beverage company as a fleet partner who will take advantage of Optima™, EVgo’s proprietary fleet management software, and announced a national program with Lyft to serve their high-volume EV driver network.
●	Connect the WattsTM: In January 2023, EVgo’s “Connect the Watts” program announced its inaugural class of “EV Charging Heroes,” recognizing leaders in the utility, site host, equipment and contracting sectors who are driving progress towards an all-electric future.

Financial & Operational Highlights

The below represent summary financial and operational figures for the fourth quarter of 2022.

●	Revenue of $27.3 million
●	Network Throughput of 14.4 gigawatt-hours
●	Customer Account Additions of approximately 59,000 accounts
●	Gross Loss of ($1.1) million
●	Net Loss of ($17.0) million
●	Adjusted Gross Profit of $5.0 million[1]
●	Adjusted EBITDA of ($20.1) million[1]
●	Cash Flows Used in Operating Activities of ($1.5) million
●	Capital Expenditures of ($66.4) million
●	Equity Issuance of 1.6 million Class A common stock shares with $10.4 million raised in net proceeds through an “at-the-market” equity offering

The below represent summary financial and operational figures for full year 2022.

●	Revenue of $54.6 million
●	Network Throughput of 44.6 gigawatt-hours

●	Customer Account Additions of approximately 224,000 accounts
●	Gross Loss of ($5.7) million
●	Net Loss of ($106.2) million
●	Adjusted Gross Profit of $13.2 million[1]
●	Adjusted EBITDA of ($80.2) million[1]
●	Cash Flows Used in Operating Activities of ($58.8) million
●	Capital Expenditures of ($200.3) million
●	Equity Issuance of 1.6 million Class A common stock shares with $10.4 million raised in net proceeds through an “at-the-market” equity offering

1Adjusted Gross Profit / (Loss) and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included elsewhere in this release.

Unaudited, dollars in thousands	Q4'22	Q4'21	Change		FY'22	FY'21	Change
Charging revenue, retail	$5,828	$3,537	65%		$18,895	$11,041	71%
Charging revenue, commercial	1,322	695	90%		3,363	2,420	39%
Charging revenue, OEM	349	179	95%		941	812	16%
Regulatory credit sales	968	1,096	(12)%		5,652	3,023	87%
Network revenue, OEM	626	352	78%		2,451	1,510	62%
eXtend revenue	16,689	114	*	%	18,443	789	*	%
Ancillary revenue	1,521	1,147	33%		4,843	2,619	85%
Total revenue	$27,303	$7,120	283%		$54,588	$22,214	146%

Unaudited, dollars in thousands	Q4'22	Q4'21	Better (Worse)		FY'22	FY’21	Better (Worse)
Network Throughput (GWh)	14.4	8.2	76%		44.6	26.4	69%
GAAP revenue	$27,303	$7,120	283%		$54,588	$22,214	146%
GAAP gross loss	$(1,099)	$(1,824)	40%		$(5,651)	$(6,830)	17%
GAAP net loss	$(17,049)	$(46,322)	63%		$(106,240)	$(57,762)	(84)%
Adjusted Gross Profit[1]	$4,993	$2,006	149%		$13,246	$5,189	155%
Adjusted Gross Margin[1]	18.3%	28.2%	(990)	bps	24.3%	23.4%	90	bps
Adjusted EBITDA[1]	$(20,058)	$(16,310)	(23)%		$(80,246)	$(51,370)	(56)%

Unaudited, dollars in thousands	Q4'22	Q4'21			FY'22	FY'21
Cash flows used in operating activities	$(1,457)	$(11,806)			$(58,794)	$(29,603)
Capital expenditures	$(66,366)	$(25,324)			$(200,251)	$(65,003)

*Percentage greater than 999%.

1 Adjusted Gross Profit / (Loss), Adjusted Gross Margin and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included elsewhere in this release.

2023 Financial & Operating Guidance

EVgo is introducing 2023 guidance as follows:

●	Total revenue of $105 – $150 million
●	Adjusted EBITDA of ($78) – ($60) million*

Additionally, at year-end 2023, EVgo expects to have a total of 3,400 – 4,000 DC fast charging stalls in operation or under construction.

EVgo's 2023 guidance range is informed by federal regulatory guidance regarding domestic assembly and content requirements for NEVI-funded projects which was issued in late February. Impacts on specific project timelines remain uncertain and are dependent on domestic capacity coming online.

*A reconciliation of projected Adjusted EBITDA (Non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure for historical periods presented in this release, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included elsewhere in this release.

Conference Call Information

A live audio webcast and conference call for EVgo’s fourth quarter and full year 2022 earnings release will be held today at 11:00 a.m. ET / 8:00 a.m. PT. The webcast will be available at investors.evgo.com, and the dial-in information for those wishing to access via phone is:

Toll Free: (888) 340-5044 (for U.S. callers)
Toll/International: (646) 960-0363 (for callers outside the U.S.)

Conference ID: 6304708

This press release, along with other investor materials, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is a leader in charging solutions, building and operating the infrastructure and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses. Since its founding in 2010, EVgo has led the way to a cleaner transportation future and its network has been powered by 100% renewable energy since 2019 through the purchase of renewable energy certificates. As one of the nation’s largest public fast charging networks, EVgo’s owned and operated charging network includes around 900 fast charging locations, 60 metropolitan areas and 30 states. EVgo continues to add more DC fast charging locations through EVgo eXtend™, its white label service offering. EVgo is accelerating transportation electrification through partnerships with automakers, fleet and rideshare operators, retail hosts such as grocery stores, shopping centers, and gas stations, policy leaders, and other organizations. With a rapidly growing network, robust software products and unique service offerings for drivers and partners including EVgo Optima™, EVgo Inside™, EVgo Rewards™, and Autocharge+, EVgo enables a world-class charging experience where drivers live, work, travel and play.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial performance, revenues, capital expenditures, chargers in operation or under construction and network throughput, EVgo’s expectation of market position and acceleration in its business due to factors including increased EV adoption; and the Company’s collaboration with partners enabling effective deployment of chargers. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes or developments in the broader general market; ongoing impacts from COVID-19 on EVgo’s business, customers, and suppliers; macro political, economic, and business conditions, including inflation and geopolitical conflicts that could impact our supply chains; increased competition, including from new and existing entrants in the EV charging market; unfavorable conditions or further disruptions in the capital and credit markets and EVgo's ability to obtain additional capital on commercially reasonable terms; EVgo’s limited operating history as a public company; EVgo’s dependence on widespread adoption of EVs and increased installation of charging stations; mechanisms surrounding energy and non-energy costs for EVgo’s charging stations; the impact of governmental support and mandates that could reduce, modify, or eliminate financial incentives, rebates, and tax credits; supply chain disruptions; EVgo’s ability to expand into new service markets, grow its customer base, and manage its operations; impediments to EVgo’s expansion plans, including permitting delays; the need to attract additional fleet operators as customers; potential adverse effects on EVgo’s revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; risks related to EVgo’s dependence on its intellectual property; and risks that EVgo’s technology could have undetected defects or errors. Additional risks and uncertainties that could affect the Company’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” in EVgo’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and EVgo does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Financial Statements

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	December 31,	December 31,
(in thousands)	2022	2021
Assets
Current assets
Cash, cash equivalents and restricted cash	$246,193	$484,881
Accounts receivable, net of allowance of $687 and $718 as of December 31, 2022 and 2021, respectively	11,075	2,559
Accounts receivable, capital-build	8,011	9,621
Receivable from related party	—	1,500
Prepaid expenses	4,953	6,395
Other current assets	5,252	1,389
Total current assets	275,484	506,345
Property, equipment and software, net	308,112	133,282
Operating lease right-of-use assets	51,856	—
Restricted cash	300	300
Other assets	2,308	3,115
Intangible assets, net	60,612	72,227
Goodwill	31,052	31,052
Total assets	$729,724	$746,321

Liabilities, redeemable noncontrolling interest and stockholders’ deficit
Current liabilities
Accounts payable	$9,128	$2,946
Accrued liabilities	39,233	27,078
Operating lease liabilities, current	4,958	—
Deferred revenue, current	16,023	5,144
Customer deposits	17,867	11,592
Other current liabilities	136	111
Total current liabilities	87,345	46,871
Operating lease liabilities, noncurrent	45,689	—
Earnout liability, at fair value	1,730	5,211
Asset retirement obligations	15,473	12,833
Capital-build liability	26,157	23,169
Deferred revenue, noncurrent	23,900	21,709
Warrant liability, at fair value	12,304	48,461
Other liabilities	—	146
Total liabilities	$212,598	$158,400

Commitments and contingencies

Redeemable noncontrolling interest	875,226	1,946,252
Stockholders’ deficit	(358,100)	(1,358,331)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$729,724	$746,321

EVgo Inc. and Subsidiaries

Consolidated Statements of Operations

Unaudited

	Three Months Ended			Years Ended
	December 31,			December 31,
(in thousands, except per share data)	2022	2021	Change %	2022	2021	Change %
Revenue	$27,228	$7,120	282%	$54,513	$21,652	152%
Revenue from related party	75	—	*	75	562	(87)%
Total revenue	27,303	7,120	283%	54,588	22,214	146%
Cost of revenue	22,365	5,130	336%	41,460	17,058	143%
Depreciation, net of capital-build amortization	6,037	3,814	58%	18,779	11,986	57%
Cost of sales	28,402	8,944	218%	60,239	29,044	107%
Gross loss	(1,099)	(1,824)	40%	(5,651)	(6,830)	17%

General and administrative expenses	36,785	24,859	48%	126,713	71,086	78%
Depreciation, amortization and accretion	4,604	3,470	33%	17,139	11,915	44%
Total operating expenses	41,389	28,329	46%	143,852	83,001	73%
Operating loss	(42,488)	(30,153)	(41)%	(149,503)	(89,831)	(66)%

Interest expense	—	—	*	(21)	—	*
Interest expense, related party	—	—	*	—	(1,926)	100%
Interest income	2,152	35	*	4,479	69	*
Other (expense) income, net	(46)	118	(139)%	(815)	607	(234)%
Change in fair value of earnout liability	2,153	(1,481)	245%	3,481	2,214	57%
Change in fair value of warrant liability	21,176	(14,841)	243%	36,157	31,105	16%
Total other income (expense), net	25,435	(16,169)	257%	43,281	32,069	35%
Loss before income tax benefit (expense)	(17,053)	(46,322)	63%	(106,222)	(57,762)	(84)%
Income tax benefit (expense)	4	—	*	(18)	—	*
Net loss	(17,049)	(46,322)	63%	(106,240)	(57,762)	(84)%
Less: net loss attributable to redeemable noncontrolling interest	(12,612)	(34,286)	63%	(78,665)	(51,856)	(52)%
Net loss attributable to Class A common stockholders	$(4,437)	$(12,036)	63%	$(27,575)	$(5,906)	(367)%

Net loss per share to Class A common stockholders, basic and diluted	$(0.06)	$(0.18)	67%	$(0.40)	$(0.09)	(344)%

*Percentage greater than 999% or not meaningful.

EVgo Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Unaudited

	Years Ended
	December 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(106,240)	$(57,762)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, amortization and accretion	35,918	23,901
Net loss on disposal of property and equipment and impairment expense	8,988	1,311
Share-based compensation	25,048	10,942
Interest expense, related party	—	1,926
Change in fair value of earnout liability	(3,481)	(2,214)
Change in fair value of warrant liability	(36,157)	(31,105)
Other	67	761
Changes in operating assets and liabilities
Accounts receivable, net	(8,516)	(195)
Receivables from related parties	1,500	(1,425)
Prepaid expenses and other current and noncurrent assets	(2,364)	(5,691)
Operating lease assets and liabilities, net	(519)	—
Accounts payable	1,371	(1,294)
Payables to related parties	—	(904)
Accrued liabilities	7,320	7,027
Deferred revenue	13,070	21,925
Customer deposits	6,275	3,931
Other current and noncurrent liabilities	(1,074)	(737)
Net cash used in operating activities	(58,794)	(29,603)
Cash flows from investing activities
Purchases of property, equipment and software	(200,251)	(65,003)
Proceeds from insurance for property losses	710	—
Purchases of investments	(37,332)	—
Proceeds from sale of investments	37,166	—
Acquisition of business, net of cash received	—	(22,762)
Net cash used in investing activities	(199,707)	(87,765)
Cash flows from financing activities
Issuance of common stock under the ATM	10,654	—
Capital-build funding, net	10,088	2,909
Proceeds from exercise of warrants	3	30
Proceeds from CRIS Business Combination	—	601,579
Proceeds from note payable, related party	—	24,000
Payments on note payable, related party	—	(5,500)
Payment of transaction costs for CRIS Business Combination	—	(28,383)
Payments of withholding tax on net issuance of restricted stock units	(25)	—
Payments of issuance costs and deferred transaction costs	(907)	—
Net cash provided by financing activities	19,813	594,635
Net (decrease) increase in cash, cash equivalents and restricted cash	(238,688)	477,267
Cash and restricted cash, beginning of period	485,181	7,914
Cash, cash equivalents and restricted cash, end of period	$246,493	$485,181

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release.

Definitions of Non-GAAP Financial Measures

EVgo uses the following non-GAAP financial measures, in each case as defined below: “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” and “Adjusted EBITDA Margin.”  EVgo believes these measures are useful to investors in evaluating EVgo’s performance. In addition, EVgo management uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. EVgo believes that these measures help to depict a more meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.

Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

EVgo defines Adjusted Cost of Sales as cost of sales before: (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of recoveries, and impairment expense, (iii) bad debt (recovery) expense, and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest income, (v) interest expense, (vi) interest expense, related party, and (vii) income taxes. EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of recoveries, and impairment expense, (iii) loss (gain) on investments, (iv) bad debt (recovery) expense, (v) change in fair value of earnout liability, (vi) change in fair value of warrant liability, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Reconciliations of Non-GAAP Measures

The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure, in each case, for the years and quarters ended December 31, 2022 and 2021:

Unaudited, dollars in thousands	Q4'22	Q4'21	Change	FY'22	FY'21	Change

GAAP revenue	$27,303	$7,120	283%	$54,588	$22,214	146%

GAAP net loss	$(17,049)	$(46,322)	63%	$(106,240)	$(57,762)	(84)%
GAAP net loss margin	(62.4%)	(650.6%)	* bps	(194.6%)	(260.0%)	6,540 bps
Adjustments:
Depreciation, net of capital-build amortization	6,140	3,814	61%	19,103	12,122	58%
Amortization	4,057	2,930	38%	14,900	10,177	46%
Accretion	444	536	(17)%	1,915	1,602	20%
Interest income	(2,152)	(35)	*	(4,479)	(69)	*
Interest expense	—	—	*	21	—	*
Interest expense, related party	—	—	*	—	1,926	100%
Income tax (benefit) expense	(4)	—	*	18	—	*
EBITDA	(8,564)	(39,077)	78%	(74,762)	(32,004)	(134)%
EBITDA Margin	(31.4%)	(548.8%)	* bps	(137.0%)	(144.1%)	710 bps
Adjustments:
Share-based compensation	7,607	5,649	35%	25,048	10,942	129%
Loss on disposal of property and equipment, net of recoveries, and impairment expense	3,660	672	445%	8,278	1,311	531%
Loss (gain) on investments	34	(118)	129%	783	(554)	241%
Bad debt (recovery) expense	(85)	113	(175)%	(18)	405	(104)%
Change in fair value of earnout liability	(2,153)	1,481	(245)%	(3,481)	(2,214)	(57)%
Change in fair value of warrant liability	(21,176)	14,841	(243)%	(36,157)	(31,105)	(16)%
Other[1]	619	129	380%	63	1,849	(97)%
Adjusted EBITDA	$(20,058)	$(16,310)	(23)%	$(80,246)	$(51,370)	(56)%
Adjusted EBITDA Margin	(73.5%)	(229.1%)	* bps	(147.0%)	(231.3%)	8,430 bps

*Percentage greater than 999%, bps greater than 9,999 or not meaningful.

1 For FY'21, comprised primarily of $1.8 million in transaction costs related to the Company’s merger with Climate Change Crisis Real Impact I Acquisition Corporation and the acquisition of PlugShare LLC.

The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss) and Adjusted Gross Margin to the most directly comparable GAAP measures, in each case, for the years and quarters ended December 31, 2022 and 2021:

Unaudited, dollars in thousands	Q4'22	Q4'21	Change	FY'22	FY'21	Change

GAAP revenue	$27,303	$7,120	283%	$54,588	$22,214	146%
GAAP cost of sales	28,402	8,944	218%	60,239	29,044	107%
GAAP gross loss	$(1,099)	$(1,824)	40%	$(5,651)	$(6,830)	17%
GAAP cost of sales as a percentage of revenue	104.0%	125.6%	(2,160) bps	110.4%	130.7%	(2,030) bps
GAAP gross margin	(4.0%)	(25.6%)	2,160 bps	(10.4%)	(30.7%)	2,030 bps

GAAP cost of sales adjustments:
Depreciation, net of capital-build amortization	$6,037	$3,814	58%	$18,779	$11,986	57%
Share-based compensation	55	16	244%	118	33	258%
	6,092	3,830	59%	18,897	12,019	57%
Adjusted Cost of Sales[1]	$22,310	$5,114	336%	$41,342	$17,025	143%
Adjusted Cost of Sales as a Percentage of Revenue[1]	81.7%	71.8%	990 bps	75.7%	76.6%	(90) bps
Adjusted Gross Profit[1]	$4,993	$2,006	149%	$13,246	$5,189	155%
Adjusted Gross Margin[1]	18.3%	28.2%	(990) bps	24.3%	23.4%	90 bps

1 In the first quarter of 2023, the Company updated its definition and presentation of Adjusted Cost of Sales to provide further clarity regarding the differences between GAAP Cost of Sales and Adjusted Cost of Sales, and to remove OEM reimbursement as an adjustment in the definition. The Company believes that omitting OEM reimbursement from the calculation of Adjusted Cost of Sales is appropriate due to the immateriality of this adjustment in recent periods. Prior period figures have been revised to conform to the updated definition and presentation.

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures for the years and quarters ended December 31, 2022 and 2021:

Unaudited, dollars in thousands	Q4'22	Q4'21	Change	FY'22	FY'21	Change

GAAP revenue	$27,303	$7,120	283%	$54,588	$22,214	146%
GAAP general and administrative expenses	$36,785	$24,859	48%	$126,713	$71,086	78%
GAAP general and administrative expenses as a percentage of revenue	134.7%	349.1%	* bps	232.1%	320.0%	(8,790) bps

GAAP general and administrative expenses adjustments:
Share-based compensation	$7,553	$5,634	34%	$24,929	$10,909	129%
Loss on disposal of property and equipment, net of recoveries, and impairment expense	3,660	672	445%	8,278	1,311	531%
Bad debt (recovery) expense	(85)	113	(175)%	(18)	405	(104)%
Other	619	129	380%	63	1,849	(97)%
	11,747	6,548	79%	33,252	14,474	130%
Adjusted General and Administrative Expenses	$25,038	$18,311	37%	$93,461	$56,612	65%
Adjusted General and Administrative Expenses as a Percentage of Revenue	91.7%	257.2%	* bps	171.2%	254.8%	(8,360) bps

*Bps greater than 9,999.

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Source: EVgo Inc.